U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 8, 2005

VION PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26534	13-3671221
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Science Park, New Haven, CT		06511
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:      (203) 498-4210

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of
                     Principal Officers.

(c) On June 8, 2005, Gary K. Willis and George Bickerstaff were appointed to the board of directors of Vion Pharmaceuticals, Inc. There are no arrangements or understandings between the Company and Mr. Willis or Mr. Bickerstaff and any other person pursuant to which they became directors. The Board named Mr. Bickerstaff and Mr. Willis to serve on the Audit Committee and the Compensation Committee. Mr. Bickerstaff will serve as the chairman of the Audit Committee, and was determined by the Board to qualify as an "audit committee financial expert" as defined in regulations adopted pursuant to the Sarbanes-Oxley Act of 2002. Mr. Willis will serve as the chairman of the Compensation Committee. A copy of the press release announcing the appointment of Mr. Willis and Mr. Bickerstaff is attached to this current report on Form 8-K as Exhibit 99.1.

Item 8.01    Other Events

        On June 8, 2005, the Board of Directors made membership changes to its various committees. The committees of the Board now consist of the following directors:

Nominating and Governance Committee William R. Miller (Chair) Stephen K. Carter, M.D. Alan C. Sartorelli, Ph.D.

Audit Committee George Bickerstaff (Chair) Gary K. Willis William R. Miller

Compensation Committee Gary K. Willis (Chair) Frank T. Cary William R. Miller George Bickerstaff

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Press Release dated June 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VION PHARMACEUTICALS, INC.

Date: June 13, 2005	By: Name: Howard B. Johnson Title: President and Chief Financial Officer